                                                                    EXHIBIT 10.1

                                    SUBLEASE

                    (3400 West Bayshore Road, Palo Alto, CA.)

        This sublease ("Sublease") is executed this 20 day of June, 2002, by and between Connetics Corporation, a Delaware corporation (the "Sublessor"), and Tolerion, Inc., a Delaware corporation (the "Sublessee").

                                    RECITALS

        A. Renault & Handley Employee's Investment Co., as lessor ("Lessor"), and Sublessor, as lessee, executed a lease dated June 28, 1999 (the "Master Lease");

        B. By the terms of the Master Lease, approximately 23,500 rentable square feet of the building located at 3400 West Bayshore Road, Palo Alto, California, as such premises are more fully described in the Master Lease ("Master Premises") attached as Exhibit A hereto and a made a part hereof, was leased to Sublessor for a term of forty two (42) months, commencing on August 1, 1999, and ending on January 31, 2003, subject to earlier termination as provided in the Master Lease;

        C. Lessor has agreed to extend the term of the Master Lease for a twenty six (26) month period commencing on February 1, 2003 and ending on March 31, 2005, a copy of which is attached as Exhibit D hereto.

        D. Sublessor desires to sublease to Sublessee a portion of the Master Premises, and Sublessee desires to lease a portion of the Master Premises from Sublessor; and,

        E. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Master Lease.

        THEREFORE, Sublessor and Sublessee agree as follows:

                       LEASING AND DESCRIPTION OF PROPERTY

        1. (a) Subject to the terms, conditions, and covenants set forth in this Sublease, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the area within the Master Premises as shown on Exhibit C attached hereto and made a part hereof (the "Subleased Premises"). For purposes of calculating base rent, the area of the Subleased Premises shall be deemed to be 10,188 square feet.

           (b) As part of its sublease of the Subleased Premises to Sublessee, Sublessor, for no additional consideration, hereby grants Sublessee the right to use the equipment described on Exhibit B attached hereto and made a part hereof (the "Equipment"), for the

Sublease term. Sublessee's use of the Equipment shall be exclusive use, or shared use with Sublessor, as indicated on Exhibit B.

           (c) As part of this Sublease, Sublessee shall have the right to access and use the Shipping and Receiving Doors located in the Master Premises and shown on Exhibit C.

           (d) Sublessor and Sublessee shall each have the right to use the areas within the Subleased Premises shown as cross-hatched on Exhibit C (the "Shared Areas"). To the extent appropriate or necessary, Sublessor and Sublessee shall cooperate to establish mutually agreed rules and regulations for the use of the Shared Areas (e.g., sign-up schedule sheets for the use of the patio or conference rooms, or for the use of specific equipment).

                                      TERM

        2. The term of this Sublease shall commence on June 24, 2002 ("Commencement Date"), and shall end on January 31, 2004.


                                      RENT

        3. For the period measured from the Commencement Date to January 31, 2003 Sublessee shall pay to Sublessor as base rent for the Subleased Premises a rental of Two Dollars and Forty Cents ($2.40) per square foot per month net of all operating costs (as set forth below) payable in advance on the first day of each calendar month during the term, commencing on the Commencement Date. For the period February 1, 2003 to January 31, 2004, Sublessee shall pay to Sublessor as base rent for the Subleased Premises a rental of Two Dollars and Ten Cents ($2.10) per square foot per month net of all operating costs (as set forth below) payable in advance on the first day of each calendar month during the term, commencing on February 1, 2003. Rent shall be paid to Sublessor at 3290 West Bayshore, Palo Alto, CA, or at any other place designated in writing by Sublessor. The base rent payable for any portion of a calendar month shall be a pro rata portion of the base rent payable for a full calendar month. Sublessee shall also pay together with the base rent One Dollar ($1.00) per square foot per month as operating expenses ("Operating Expenses") which shall be Sublessee's only obligation with respect to operating expenses for the Master Premises and Subleased Premises, including without limitation real property taxes and assessments (general and special), insurance, common area maintenance, HVAC maintenance, property management fee, utilities and janitorial services and such other costs and fees which are the responsibility of the Sublessor as set forth in the Master Lease.


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

                                SECURITY DEPOSIT

        4. Upon execution of this Sublease by Sublessee and Sublessor and receipt of Lessor's Consent (as hereinafter defined), Sublessee will deposit with Sublessor the total sum of two (2) months base rent plus two (2) months Operating Expenses as a security deposit for the full and faithful performance of each and every term, provision, covenant and condition of the Sublease ("Security Deposit"). During the Sublease term, if Sublessee defaults with respect to any provision of this Sublease, including, but not limited to, the provisions relating to rent, Sublessor may (but shall not be required to) use or apply all or any part of the Security Deposit for the payment of rent or any other sum in default. If any portion of the Security Deposit is so used or applied, Sublessee shall, within five (5) days after written demand therefore, deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to its original amount. Upon the expiration or earlier termination of this Sublease, or the expiration or earlier termination of any extension of the Sublease, the Security Deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned to Sublessee promptly, and, in any event, not to exceed ten (10) days after such expiration or termination.

                                 USE OF PREMISES

        5. (a) Sublessee shall use the Subleased Premises for the purposes set forth in the Master Lease and for no other purpose.

           (b) Sublessee hereby agrees that it shall indemnify, defend, protect and hold harmless Sublessor and Lessor from and against any and all claims or liability for any injury or damage to any person or property, including any reasonable attorneys' fees, occurring in, on or about the Master Premises to the extent such injury or damages are caused by its, or its employees', agents' or contractors' negligence or willful misconduct or Sublessee's breach of its obligations under this Sublease. Sublessor hereby agrees that it shall indemnify, defend, protect and hold harmless Sublessee from and against any and all claims or liability for any injury or damage to any person or property, including any reasonable attorneys' fees, occurring in, on or about the Master Premises to the extent such injury or damages are caused by its, or its employees', agents' or contractors' negligence or willful misconduct or Sublessor's breach of its obligations under this Sublease.

           (c) For purposes of this Section 5, the terms "Disclosing Party" and "Receiving Party" shall mean either Sublessor or Sublessee, as applicable. All information disclosed by the Disclosing Party to the Receiving Party during the term of this Sublease shall be deemed to be "Proprietary Information." In particular, Proprietary Information shall be deemed to include any trade secret, information, prices, technique, algorithm, computer program (source and object codes), scientific material (including but not limited to DNA, RNA, vectors, proteins or peptides), design, drawing, formula or test data, relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to the Disclosing Party, its present or future products, sales, suppliers, clients, customers, employees, investors or business, whether in oral, written, graphic or electronic form. The term "Proprietary Information" as used in this Section 5 shall not be deemed to include information which the Receiving Party can demonstrate by competent written proof: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available; (b) is known by the Receiving Party at the time of receiving such information, as evidenced by its written records; (c) is hereafter furnished to the Receiving Party by a third party, as a matter of right and without restriction on disclosure; or (d) is the subject of a written permission to disclose provided by the Disclosing Party. The Receiving Party shall maintain all Proprietary Information in trust and confidence and shall not disclose any Proprietary Information to any third party or use any Proprietary Information for any unauthorized purpose. The Receiving Party shall not use Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. No rights or licenses to trademarks, inventions, copyrights or patents are implied or granted hereunder. The Receiving Party shall advise its employees who might have access to Proprietary Information of the confidential nature thereof and agrees that its employees shall be bound by the terms of this Section 5. The Receiving Party agrees to indemnify the Disclosing Party for any loss or damage suffered as a result of any breach by the Receiving Party of the terms of this Section 5, including any reasonable fees incurred by the Disclosing Party in the collection of such indemnity.

                                 QUIET ENJOYMENT

        6. Sublessor covenants that Sublessee shall be entitled to quiet enjoyment of the Subleased Premises, provided that Sublessee complies with the terms of this Sublease.

                       CONDITION OF PREMISES AND EQUIPMENT

        7. (a) Sublessor represents and warrant to Sublessee that on the Commencement Date all of the building systems located in the Master Premises(and, to Sublessor's knowledge, all of the structural components of the Master Premises) are in good condition and repair. Sublessee acknowledges and agrees that the foregoing warranty and representation shall not apply to the water purification system located in the Vivarium on the Master Premises. Sublessor represents and warrants that it will use its best endeavors to have the Vivarium water purification system serviced and operational within two (2) weeks of the Commencement Date. Sublessor covenants that until such time the Vivarium water purification system is operational, Sublessor will provide to Sublessee purified water for Sublessee's use in replacement of the Vivarium water purification system. In the event the Vivarium water purification system is deemed by Sublessor within two (2) weeks of the Commencement Date to be inoperable and unrepairable, then Sublessor shall at Sublessor's sole cost and expense install a replacement system to the Vivarium water purification system of such type as will be mutually agreed by Sublessor and Sublessee.

           (b) Sublessee shall maintain the interior of the Subleased Premises in good order, condition and repair. Sublessee shall have the right to surrender the Subleased Premises in the current "as is" condition upon the expiration or earlier termination of this Sublease, and shall have no obligation to remove any portion of the tenant improvements, alterations or other additions made to the Subleased Premises by any party other than Sublessee. Sublessor shall remain liable to Lessor for removal of any and all improvements or additions to the Master Premises in terms of the Master Lease.

           (c) Sublessor shall use its best efforts to place all of the Equipment in good operating condition and repair on or prior to the Commencement Date; provided, however, that to the extent Sublessor is not able to do so, Sublessor, upon request by Sublessee delivered to Sublessor within sixty (60) days following the Commencement Date, shall repair any item of Equipment found by Sublessee to be in need of repair during that time. After the Equipment is placed in good operating condition and repair, either Sublessor or Sublessee shall maintain the Equipment, as specified in Exhibit B.

                          APPLICABILITY OF MASTER LEASE

        8. Except as otherwise provided in this Sublease, all of the terms and provisions of the Master Lease are incorporated into and made a part of this Sublease, and the rights and obligations under the Master Lease are hereby imposed upon the parties hereto with respect to the Subleased Premises, the Sublessor being substituted for the Lessor in the Master Lease and the Sublessee being substituted for the Lessee in the Master Lease and the Subleased Premises being substituted for the Premises in the Master Lease; provided, however, that the term "Lessor" in the following sections of the Master Lease shall mean (i) Lessor, not Sublessor: 9, 10, 11.1, 11.3, 11.5, 28, 29 and 31; and (ii) both
Lessor and Sublessor: 14, 15, 16, 24, 25, 27 and 30. Notwithstanding the foregoing, the following sections of the Master Lease are not incorporated herein: 1, 3, 4, 5, the first and second sentences of section 7, 10, 11.4, the indemnity provision in section 15, 17 and 26.


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

               SUBLESSEE'S RIGHTS REGARDING CONTINUING POSSESSION

        9. Sublessee shall have the right at any time, at Sublessor's expense, to take any action required to be taken, but not timely taken, by Sublessor, that may be necessary to prevent a default under the terms of the Master Lease. In addition, if Lessor shall fail or refuse to comply with any of the terms of the Master Lease, Sublessee shall have the right, upon notice to and consent of Sublessor, to exercise in its own name, and/or that of Sublessor, as required, all rights available to Sublessor under the Master Lease to enforce performance on the part of Sublessor.

                            OBLIGATIONS OF SUBLESSOR

        10. Sublessor shall maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of Sublessor (i.e., voluntary termination on account of casualty or condemnation). Sublessor also agrees to pay all rentals, taxes and costs as provided for in the Master Lease in accordance with its terms, and to comply with or perform all obligations under the Master Lease that Sublessee has not assumed under this Sublease, including without limitation all maintenance activities under Section 10 of the Master Lease not assumed by Sublessee herein. Further, Sublessor agrees not to modify the Master Lease without the prior written consent of Sublessee, which Sublessee may not unreasonably withhold. Any modification made without that consent shall be null and void and shall have no effect on the rights of Sublessee under this Sublease. Except as otherwise set forth herein, Sublessor does not assume the obligations required to be kept or performed by the Lessor under the Master Lease.

                        OBLIGATIONS OF SUBLESSEE

        11. Sublessee shall maintain during the Sublease term hereof such licenses and permits as may be required for Sublessee to comply with all applicable laws and regulations relating to hazardous waste handling, storage, materials used and disposal by Sublessee at the Subleased Premises. At the Commencement Date and throughout the term of the Sublease, Sublessee shall post in a conspicuous place on the Subleased Premises such permits and other notices as required by Federal and State law as applicable to the operations of the Sublessee on the Subleased Premises. Sublessee will cooperate with Sublessor to obtain either an amendment to or new licenses or permits as may be required for the Master Premises as a result of either the operations of or materials used by Sublessee on the Master Premises.


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

                                    INSURANCE

        12. Sublessee shall maintain during the sublease term hereof commercial general liability insurance in the amount of not less than $1,000,000 per occurrence and $2,000,000 in the annual aggregate. Sublessee shall provide Sublessor with a certificate of insurance prior to the Commencement Date. If any such insurance is significantly reduced or terminated prior to the term hereof, Sublessee shall immediately notify Sublessor of the same. Such insurance shall name Sublessor and Lessor as an additional insured. Any policy carried by either party hereto affecting the Master Premises, Subleased Premises the contents of the same or the operations therein, shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss, if the same are obtainable without unreasonable cost.

                                 ATTORNEY'S FEES

        13. If any action or other proceeding arising out of this Sublease is commenced by either party to this Sublease concerning the Subleased Premises, then as between Sublessor and Sublessee, the prevailing party shall be entitled to receive from the other party, in addition to any other relief that may be granted, the reasonable attorney's fees, costs, and expenses incurred in the action or other proceeding by the prevailing party.

                                 CONFIDENTIALITY

        14. The parties hereto acknowledge that the terms of this Sublease are confidential and the parties hereby agree that the terms hereof as well as any and all discussions and negotiations related to the occupation of the Subleased Premises by Sublessee shall remain confidential and shall not be disclosed without the prior written consent of Sublessor.

                             RIGHT OF FIRST REFUSAL

        15. Sublessor hereby grants to Sublessee a right of first refusal to any space in the Master Premises that Sublessor occupies as of the commencement date of the Sublease term in the event Sublessor intends to sublet such space either in whole or in part. Sublessor shall notify Sublessee in writing of its desire to sublet either the whole or the part of the Master Premises not occupied by Sublessee and the terms of such offer to sublet and the Sublessee shall have ten
(10) business days from the date of such offer to either accept or reject the offer. Any such offer shall be subject to the terms of the Master Lease.


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

                                  COUNTERPARTS

        16. This Sublease may be signed in two or more counterparts, by facsimile and followed by hardcopy of each counter part each of which shall be deemed an original and all of which shall constitute one agreement.

                                     BROKERS

        17. Cresa Partners represents the Sublessee and Cresa Partners and Cornish & Carey represent the Sublessor. Sublessor shall pay both of such brokers pursuant to a separate agreement. Each of Sublessor and Sublessee shall protect, defend, indemnify and hold harmless the other from and against any claim, loss, damage, liability or expense arising out of any alleged broker commission, fee or other payment resulting from such party's actions.

                                   CONTINGENCY

        18. This Sublease shall not be effective until it has been approved by Sublessee's Board of Directors and Sublessor's Chief Executive Officer and Chief Financial Officer, and Sublessor and Sublessee have received the written consent of Master Lessor in the form of Exhibit E ("Lessor's Consent").

                               PARKING AND SIGNAGE

        19. Sublessor shall provide Sublessee a minimum of twenty nine (29) nonexclusive parking spaces on the Master Premises. Sublessee shall have the right to place sign in front of the building in which the Subleased Premises are located, subject to the reasonable approval of Lessor, Sublessor and the City of Palo Alto. The location, placement and appearance of any such signage shall be subject to Sublessor's reasonable consent.

                            ASSIGNMENT AND SUBLETTING

        20. Sublessee shall have the right to assign this Sublease or to sublease all of any portion of the Subleased Premises to any entity resulting from a merger or consolidation with Sublessee or to any subsidiary or affiliate of Sublessee, without the consent of Lessor or Sublessor. Sublessee shall have the right to sublease all or any portion of the Subleased Premises to any party not described in the previous sentence, with the prior written consent of Lessor and Sublessor, which consents shall not be unreasonably withheld or delayed.


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

        IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first specified above.

                                            SUBLESSOR:

                                            Connetics Corporation,
                                            a Delaware corporation

                                            By: /s/ JOHN L. HIGGINS
                                               ---------------------------------

                                            Name: John L. Higgins
                                                -------------------------------
                                            Its: CFO
                                                --------------------------------





                                            SUBLESSEE:

                                            Tolerion,Inc.,
                                            a Delaware corporation

                                            By: /s/ LAWRENCE STEINMAN
                                               ---------------------------------

                                            Name: Lawrence Steinman
                                                --------------------------------
                                            Its: President
                                                --------------------------------


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





        IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first specified above.

                                            SUBLESSOR:

                                            Connetics Corporation,
                                            a Delaware corporation

                                            By: /s/ JOHN L. HIGGINS
                                               ---------------------------------

                                            Name: John L. Higgins
                                                -------------------------------
                                            Its: CFO
                                                --------------------------------





                                            SUBLESSEE:

                                            Tolerion,Inc.,
                                            a Delaware corporation

                                            By: /s/ LAWRENCE STEINMAN
                                               ---------------------------------

                                            Name: Lawrence Steinman
                                                --------------------------------
                                            Its: President
                                                --------------------------------


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

                                    EXHIBIT A

                                  MASTER LEASE

                                [TO BE ATTACHED]

                                    EXHIBIT B

                         INCLUDED IN SUBLEASED PREMISES

1. EXCLUSIVE USE OF SUBLESSOR'S EQUIPMENT IN VIVARIUM AREA (4,568+/-SF), INCLUDING 10 RACKS FOR MOUSE CAGES, 2 RACKS FOR RAT CAGES, 200-300 MOUSE CAGES (INCLUDING WIRE TOPS AND WATER BOTTLES FOR EACH), 6 LAB CHAIRS, AND ONE 6-FOOT TISSUE CULTURE HOOD.

2.  EXCLUSIVE USE OF SUBLESSOR'S AUTOCLAVE AND CAGEWASHER IN VIVARIUM AREA.

3.  SHARED USE OF SUBLESSOR'S DEIONIZED WATER SYSTEM.

4.  SHARED USE OF SUBLESSOR'S AUTOCLAVE IN LAB AREA.

5.  SHARED USE OF SUBLESSOR'S GLASS WASH IN LAB AREA.

6.  SHARED USE OF SUBLESSOR'S PHOTOCOPIER LOCATED IN THE MAILROOM NEAR THE
LOBBY.

7.  SHARED USE OF DARK ROOM.

8.  SHARED USE OF SUBLESSOR'S FILM DEVELOPER.

9.  EXCLUSIVE USE OF WARM ROOM

10. EXCLUSIVE USE OF COLD ROOM.

11. EXCLUSIVE USE OF SUBLESSOR'S MILLIPORE WATER PURIFIER IN CELL BIOLOGY LAB.

12. EXCLUSIVE USE OF SUBLESSOR'S CUBICLES AND ATTACHED FURNITURE IN OFFICE AREA.

13. SHARED USE OF LOBBY ENTRANCE.

14. SHARED USE OF SUBLESSOR'S SORVALL CENTRIFUGE AND ICE MACHINE IN LAB AREA.


NOTE: ALL "SHARED USE" ITEMS SHALL BE MAINTAINED BY SUBLESSOR. ALL "EXCLUSIVE USE" ITEMS SHALL BE MAINTAINED BY SUBLESSEE.


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

                                    EXHIBIT C

                        FLOOR PLAN OF SUBLEASED PREMISES

                                    EXHIBIT C

                                  [FLOOR PLAN]

                                    EXHIBIT D

                          MASTER LEASE TERM EXTENSION

June 3, 2002

                                 LEASE EXTENSION

Re: That certain Lease dated June 28, 1999 by and between Renault & Handley Employees Investment Co., Lessor and Connetics Corporation f/k/a Connective Therapeutics, Inc., Lessee for an approximately 23,500 square foot building commonly known as 3400 W. Bayshore, Palo Alto, California.

The above Lease is hereby extended for a 26 month period commencing on February 1, 2003 and terminating on March 31, 2005. All the terms and conditions of the above noted Lease shall be in full force and effect excepting the following:

(a) The monthly rent commencing February 1, 2003 and payable on the 1st day of each and every month through March 1, 2005 shall be $49,350.00.

(b) Lessor extends to Lessee an option to extend the Lease for an additional 1 year period commencing on the termination date of the lease extension period. The monthly rental amount for the option period shall be the fair market value for similarly improved properties in the approximate area.


             LESSOR                            LESSEE

Renault & Handley Employees Investment Co.     Connetics Corporation fka
                                               Connective Therapeutics, Inc.

By: /s/ G.O. McKEE                             By: /s/ John L. Higgins
   --------------------------                     ---------------------------

Date: 6/21/02                                  Date: 6/3/02
     ------------------------                       -------------------------



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

                                    EXHIBIT E

                                CONSENT OF LESSOR

        The undersigned is the Lessor under the Master Lease described in the foregoing Sublease and hereby consents to the Sublease. In granting this consent, Lessor does not waive any of the Lessor's rights under the Master Lease; provided, however, that the undersigned acknowledges and agrees that so long as the base rent payable under the Sublease is not increased, Lessor is not entitled to any "bonus rent" pursuant to Section 26 of the Master Lease.

        Lessor hereby agrees that if the leasehold estate of the "Lessee" under the Master Lease is terminated for any reason (whether by Lessor's exercise of its remedies under the Master Lease, by operation of law or by voluntary transfer of any kind, such as in connection with Lessee's vacation of the entire Master Premises), then so long as Sublessee shall be willing to commit to perform the obligations of the "Lessee" for the Master Premises under the Master Lease, Sublessee shall have the right and option, to be exercised by written notice to Lessor, to elect to become the "Lessee" of the Master Premises under the Master Lease, in which event the Sublease shall terminate and the Master Lease shall continue, Lessor will recognize Sublessee as the new direct "Lessee" under the Master Lease, and Sublessee will attorn to and recognize Lessor as Sublessee's direct landlord under the Master Lease; Except that the term of the Master Lease shall terminate on March 31, 2005 and that the Sublessee is not entitled to exercise any option to extend the term of the Master Lease as provided by the Lessor to the Sublessor under the extension to the term of the Mater Lease (Exhibit D).

                                   LESSOR:

                                   Renault & Handley Employee's Investment Co.

                                   By: /s/  GEORGE O. McKEE
                                      -----------------------------------------

                                   Name: George O. McKee
                                        ---------------------------------------

                                   Its:  Secy.
                                       ----------------------------------------



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